Exhibit 7

To:      Intertech Global.com, Inc.


And To:  The Board of Directors of
         Intertech Global.com, Inc.

                         SUBSCRIPTION FOR COMMON SHARES

     The undersigned hereby subscribes for and agrees to take up ______________ Common Shares of the Corporation and tenders herewith the sum $________________ in lawful money of the United States in full payment of the subscription price for such shares.

     The undersigned hereby requests that the said shares be allotted to the undersigned and that such shares be issued as fully paid and non-assessable and that a certificate representing such shares be issued in the name of the undersigned or as the undersigned may in writing direct.

Dated this ________________________ of _______________________, 2000.
                  (day)                     (month)



______________________________                    ______________________________
Witness To Signature                              Signature of Subscriber
of Subscriber
                                                  Name: ________________________
                                                  Address:______________________
                                                  ______________________________
                                                  ______________________________